EXHIBIT 1
                                                                       ---------

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Common Stock, $.0001 par value per share, of Onvia.com, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 11, 2004

                                   GE CAPITAL EQUITY INVESTMENTS, INC.



                                   By:  /s/ Frank Ertl
                                      ------------------------------------------
                                       Name:   Frank Ertl
                                       Title:  Senior Vice President, Chief
                                               Financial Officer and Treasurer


                                   GENERAL ELECTRIC CAPITAL CORPORATION



                                   By:  /s/ Frank Ertl
                                      ------------------------------------------
                                       Name:  Frank Ertl
                                       Title: Dept. Operations Manager


                                   GENERAL ELECTRIC CAPITAL SERVICES, INC.



                                   By:  /s/ Frank Ertl
                                      ------------------------------------------
                                       Name:   Frank Ertl
                                       Title:  Attorney-in-fact


                                   GENERAL ELECTRIC COMPANY



                                   By:  /s/ Frank Ertl
                                      ------------------------------------------
                                       Name:  Frank Ertl
                                       Title: Attorney-in-fact